AGREEMENT
                       AND INSTRUMENT OF ASSIGNMENT
                              AND ASSUMPTION

                         Dated as of May 31, 1997


     The parties to this agreement and instrument of assignment and assumption dated as of May 31, 1997 (the "Agreement") are Resources
High Cash, Inc., a Delaware corporation (the "Managing GP"),
Presidio AGP Corp., a Delaware corporation (the "Associate GP"),
XRC Corp., a Delaware corporation (the "LP"), and Pembroke HCP LLC, a Nevada limited liability company (the "Purchaser").
     The Managing GP and the Associate GP (collectively, the "Old
GPs") and the LP wish to, and by this Agreement and certain other agreements and instruments of assignment and assumption executed and delivered simultaneously herewith (including the guaranty of the LP) (the "Other Agreements") do, sell, assign, convey and transfer to the Purchaser and its affiliates, and the Purchaser and its affiliates wish to, and by this Agreement and the Other
Agreements do, so purchase and acquire, from the Old GPs and the
LP, all their right, title and interest (including, without
limitation, their rights to distributions of cash or other property after the date of this Agreement) as general and limited partners in High Cash Partners, L.P., a Delaware limited partnership (the "Partnership") (which interests as partners are accurately described in the Partnership Agreement and the Filings referred to in section 2.1.5 and include 8,361 units of limited partnership interest in the Partnership), and the Old GPs' entitlement to fees, compensation and any and all other amounts from the Partnership for periods after the date of this Agreement (other than the Old GPs'
rights to indemnification and to payment of any fees or other amounts which are accrued in respect of any period on or prior to, and unpaid as of, the date of this Agreement) as partners or otherwise (such right, title and interest as partners and such entitlement to fees, compensation and any and all other amounts, collectively referred to herein as the "Assets") on the terms set forth in this Agreement and the Other Agreements.
     Accordingly, the parties agree as follows:
     1.    Purchase and Sale
           1.1   Sale, Assignment and Transfer.  The Managing GP
hereby sells, assigns, conveys and transfers to the Purchaser, free and clear of any lien, adverse claim, pledge, restriction, security interest or other encumbrance of any character or description (a
"Lien"), all its right, title and interest in all the Assets pertaining to the Managing GP's interest in the Partnership
(excluding those specifically sold, assigned, conveyed and
transferred pursuant to the Other Agreements) and all books and records relating thereto.
           1.2 Consideration. In consideration for the sale, assignment, conveyance and transfer being effected pursuant to section 1.1, the Purchaser is hereby (a) paying the Managing GP by wire transfer of immediately available funds $21,085 and
(b) agreeing to assume, and to pay, perform and discharge, and indemnify and hold each Old GP and the LP harmless from and
against, the Assumed Obligations.  It is understood and agreed that the parties hereto shall, and the Purchaser shall cause its
affiliates that are parties to the Other Agreements to, file with the Internal Revenue Service a Form 8594, on a basis consistent with the purchase price specified in this Agreement and the Other Agreements and otherwise reasonable, within 30 days after date first written above. As used in this Agreement, the term "Assumed Obligations" means (y) any liabilities, obligations or commitments incurred by the Purchaser and its affiliates as a result of their serving as general partners of the Partnership, but only in respect of events or actions occurring after the date of this Agreement, and expressly excluding any liabilities, obligations or commitments that derive or result from acts or omissions of the Old GPs or their affiliates that are in breach of (i) the Partnership's amended and restated agreement of limited partnership (the
"Partnership Agreement"), (ii) the Partnership's certificate of limited partnership, (iii) any contract or commitment of the Old
GPs or (iv) the Old GPs' fiduciary duties to the Partnership and its partners at the time such act was taken or omitted to be taken, and (z) the duties of the Old GPs under the Partnership Agreement after the date of this Agreement (it being understood that the Old
GPs shall have no liability for any obligations or liabilities related to actions taken by them, as general partners, in
accordance with the Partnership Agreement and not in breach of their fiduciary duties to the Partnership and its partners, which actions commenced on or prior to the date of this Agreement and continue hereafter).  Except for the Assumed Obligations, the
Purchaser is not assuming any liabilities, obligations or
commitments (contingent or otherwise) of the Old GPs, the LP or any of their affiliates, including, without limitation, those incurred in connection with the Old GPs serving as general partners of the Partnership on or prior to the date of this Agreement, from and against which liabilities, obligations or commitments (contingent or otherwise) of the Old GPs or any of their affiliates the
Purchaser and its managers, members, successors, assigns,
representatives and affiliates shall be indemnified and held harmless by the Old GPs pursuant to section 4.
     2.    Representations and Warranties
           2.1   Representations and Warranties of the Old GPs.  The
Old GPs jointly and severally represent and warrant to the
Purchaser as follows:
                 2.1.1      Organization and Good Standing.  Each Old
GP and the LP is a corporation duly organized, validly existing and in good standing under the law of the state of Delaware.  The
Partnership is a limited partnership duly organized, validly existing and in good standing under the law of the state of
Delaware.  Each Old GP and the LP has the requisite power and authority and all necessary governmental approvals to conduct its business and to own, lease and operate its properties and assets in the manner now conducted.  The Partnership has the requisite power and authority and all necessary governmental approvals to conduct its business and to own, lease and operate its properties and assets in the manner now conducted.  The Old GPs have delivered to the Purchaser true, correct and complete copies as amended through the date hereof of the certificate of limited partnership of the Partnership and the Partnership Agreement as amended through the date hereof (exclusive of amendments that relate solely to the admission of investors as limited partners and unitholders in the
Partnership).
                 2.1.2      Authority; Power.  Each Old GP and the LP
has all necessary power and authority to execute and deliver this Agreement and the Other Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and the Other Agreements and the consummation of the transactions contemplated by this Agreement and the Other Agreements have been duly and validly authorized by all necessary action on the part of each Old GP, the LP and the
Partnership and no other proceedings on the part of either Old GP, the LP or the Partnership are necessary to authorize this Agreement or the Other Agreements or to consummate the transactions
contemplated hereby or thereby.  Each Old GP and the LP has the power and authority to enter into, deliver and perform this
Agreement and the Other Agreements to which it is a party. This Agreement and the Other Agreements are the legal, valid and binding obligations of each Old GP and the LP that is a party thereto enforceable against each of them in accordance with their
respective terms.
                 2.1.3      Consents and Approvals; No Violation
                      (a)   No consent, waiver, approval or
authorization of, or filing, registration or qualification with, any governmental or regulatory authority that, if not made or obtained, could have a material adverse effect on the Old GPs' or the LP's ability to perform their respective obligations under this Agreement and the Other Agreements is required to be made or obtained by either Old GP, the LP or the Partnership in connection with the execution, delivery and performance of this Agreement and the Other Agreements.
                      (b)   None of the execution, delivery or
performance of this Agreement or the Other Agreements by either Old
GP or the LP does or will, with or without the giving of notice, lapse of time or both, (i) result in any violation of or conflict with or constitute a default under any term or provision of the certificate of incorporation or by-laws of that Old GP, the LP or the Partnership Agreement or certificate of limited partnership of the Partnership or any judgment, decree, order, law, statute, injunction, rule, regulation or governmental license or permit applicable to that Old GP, the LP or the Partnership or of any material note, bond, mortgage, indenture, lease, license,
franchise, agreement or other instrument or other obligation to which that Old GP, the LP or the Partnership is bound; (ii) result in the creation of any Lien upon the Assets being sold, assigned, conveyed and transferred by that Old GP or the LP; or (iii)
constitute a default under, or result in the termination,
acceleration, amendment or modification of, any contract,
agreement, arrangement, commitment or plan to which that Old GP, the LP or the Partnership is or will be a party, or by which either
Old GP, the LP or the Partnership may be subject or bound.
                      (c)   The execution, delivery and performance
of, and the consummation of the transactions contemplated by, this Agreement and the Other Agreements by the Old GPs and the LP does not require any consent or approval from any third party,
including, without limitation, any consent or approval from the limited partners of the Partnership. Except as may be required by sections 15.13 and 17.2 of the Partnership Agreement, no notices are required to be delivered by the Old GPs, the LP or the
Partnership to any third party (including the Partnership's limited partners) as a result of this Agreement or the Other Agreements or the transactions contemplated hereby or thereby (other than filings with the Securities and Exchange Commission or other routine governmental filings).
                      (d)   Upon consummation of the transactions
contemplated by this Agreement and the Other Agreements: (i) the Partnership shall continue to exist as a Delaware limited partnership without the need or the requirement to be
reconstituted, and (ii) the Purchaser and its affiliates shall be afforded and entitled to all of the rights, privileges and benefits of the Managing General Partner (as defined in the Partnership
Agreement) and the Associate General Partner (as defined in the Partnership Agreement) of the Partnership, including, without limitation, the rights to receive the fees, payments and other compensation specified in Article 9 of the Partnership Agreement and to afford itself the benefits of the indemnification provisions contained in Article 21 of the Partnership Agreement, as well as the rights of the LP to the units of limited partnership interest referred to in the second introductory paragraph of this Agreement.
                 2.1.4 Liens. Except as set forth in schedule 2.1.4, each of the Old GPs and the LP owns its Assets free and clear of any Liens.  The interests in the Partnership included in the Assets have been duly authorized and validly issued.  There are no outstanding rights, options, subscriptions or other agreements of any kind to purchase or acquire, receive or be issued any interest in the Partnership, and there are no agreements of any kind (other than the Partnership Agreement, the prospectus relating to the public offering of units in the Partnership or this
Agreement or the Other Agreements) providing for or restricting (A)
the governance of the Partnership, (B) the payment of any fees to the general partners (or their affiliates) of the Partnership or
(C) the issuance of any interest in the Partnership.  The
Partnership Agreement is in full force and effect. The Partnership Agreement is the only agreement relating to the direct or supervisory management of the Partnership or its properties.
Neither Old GP, nor the LP nor the Partnership is in breach of, in default under or in violation of any term or provision of the
Partnership Agreement, including any breach by either Old GP of any fiduciary duties to the Partnership or its limited partners.
                 2.1.5      Filings.  The Old GPs have delivered or
made available to the Purchaser true and complete copies of (a) the Partnership's Annual Report on Form 10-K for the Fiscal Years Ended December 31, 1996, December 31, 1995 and December 31, 1994 and (b)
the Partnership's Quarterly Report on Form 10-Q for the Fiscal
Quarter Ended March 31, 1997 (collectively, the "Filings").  Except for the Filings, the Partnership has not made any filings with the Securities and Exchange Commission since January 1, 1994. As of their respective dates, each Filing complied in all material respects with applicable requirements of the Securities Exchange
Act of 1934 and the rules and regulations promulgated thereunder, and none of the Filings contained an untrue statement of a material fact or omitted to state a material fact required to be stated in that Filing or necessary to make the statements in that Filing, in light of the circumstances under which they were made, not
misleading. Each Old GP has heretofore furnished to the Purchaser complete and correct copies of all registration statements and amendments thereto filed by the Partnership under the Securities
Act of 1933, and all amendments and modifications, if any, that have not been filed with the Securities Exchange Commission to all agreements, documents and other instruments that previously had been filed with the Securities and Exchange Commission and are currently in effect.  The Partnership has filed with the Securities and Exchange Commission all reports, schedules and other documents required to be filed by it with the Securities and Exchange
Commission since March 31, 1997.
                 2.1.6      Financial Statements
                      (a)   The most recent Filing referred to in
section 2.1.5(a) contains audited financial statements of the
Partnership at the dates and for the periods reflected in such financial statements (the "Financial Statements"). The Financial Statements (including the notes) fairly present the financial condition of the Partnership as of the dates set forth in the
Financial Statements and the results of operations and cash flows or changes in financial condition, as applicable, of the
Partnership for the respective periods ended on those dates, all in conformity with generally accepted accounting principles consistently applied ("GAAP"), except as otherwise noted in the
Financial Statements.
                      (b) The Filing referred to in section 2.1.5(b) contains unaudited financial statements of the Partnership at the dates and for the periods reflected in such financial statements
(the "Interim Financial Statements").  The Interim Financial
Statements were prepared on a basis consistent with the Financial Statements and fairly present the financial condition of the
Partnership as of the dates set forth in the Interim Financial
Statements and the results of operations and cash flows or changes in financial position, as applicable, of the Partnership for the respective periods ended on those dates, subject to normal year-end adjustments (but including all adjustments necessary for a fair statement of the results for the interim period presented) and other adjustments noted in the Interim Financial Statements.
                 2.1.7      Absence of Undisclosed Liabilities.
Except as set forth in schedule 2.1.7 or in the Financial
Statements or the Interim Financial Statements, and except for liabilities incurred since March 31, 1997 in the ordinary course of business consistent with past practice, the Partnership has no liabilities required to be reflected on a balance sheet or in notes to financial statements prepared in accordance with GAAP.
                 2.1.8 Absence of Change. Since March 31, 1997, there has not been any: (i) material adverse change in the business or affairs of the Partnership, (ii) material damage, destruction or loss (whether or not covered by insurance) with respect to any property or asset of the Partnership, (iii) entry by the Partnership or either Old GP into any commitment or transaction material to the Partnership or either Old GP or (iv) increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, or any other
increase in the compensation payable or to become payable to any officers or key employees of the Partnership, except in the
ordinary course of business consistent with past practice.
                 2.1.9      No Brokers' or Other Fees.  No broker,
finder or investment banker is entitled to any brokerage, finder or other fee or commission in connection with the transactions
contemplated by this Agreement or the Other Agreements based upon arrangements made by the Old GPs, the LP or their affiliates.
                 2.1.10      Status of Old GPs.  The Managing GP is
the managing general partner of the Partnership.  The Associate GP is the associate general partner of the Partnership.  There are no other general partners of the Partnership.
                 2.1.11     Assets.  The Assets comprise all the Old
GPs' and the LP's interests in and entitlements to fees,
compensation and any and all other amounts for periods after the date of this Agreement as general and limited partners or otherwise from the Partnership.  Upon consummation of the transactions contemplated by this Agreement and the Other Agreements, the
Purchaser and its affiliates will have acquired good and marketable title to the Assets free and clear of  any Liens.
                 2.1.12     Transactions with Affiliates.  Except as
set forth in schedule 2.1.12, there are no agreements between the Partnership, on the one hand, and the Old GPs, the LP or any of their affiliates, on the other hand, that will remain in effect after the date of this Agreement.  Except as provided by the
Partnership Agreement, the Partnership has no liability and is not otherwise indebted to either Old GP, the LP or any affiliate of either Old GP or the LP. Except as provided by the Partnership Agreement, neither Old GP, nor the LP nor any of their respective affiliates has any liability or is otherwise indebted to the Partnership.
                 2.1.13     Material Agreements.  The Partnership is
not a party to any material written or oral agreement or
instrument, other than (a) agreements referred to in the Filings,
(b) any agreements, contracts, instruments, leases or mortgages that relate to a specific property or a specific real estate transaction entered into by the Partnership, (c) agreements with persons not affiliated with the Old GPs or the LP that in the aggregate involve amounts not exceeding $25,000 annually or
(d) agreements that are terminable by the Partnership at any time, without penalty, on fewer than 30 days' notice without cost to the Partnership.
                 2.1.14 Capital Accounts. The capital account balances of the Old GPs and the LP in the Partnership as shown on the Schedule K-1's included in the Form 1065 of the Partnership as of December 31, 1996 are: Managing GP -- $101,827; Associate GP -- $1,036; LP -- $1,207,579.
                 2.1.15     Absence of Litigation.  Except as
disclosed in the Filings, there is no claim, action, proceeding or, to the best of the knowledge of the Old GPs, investigation pending or, to the best of the knowledge of the Old GPs, threatened against the Partnership or either Old GP, or any property or asset of the Partnership or either Old GP, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign.  As of the date hereof, neither the
Partnership nor either Old GP nor any property or asset of the Partnership or either Old GP is subject to any order, writ, judgment, injunction, decree, determination or award.
                 2.1.16     Taxes.  Each of the Partnership and each
Old GP has filed all federal, state, local and foreign tax returns and reports required to be filed by it and has paid and discharged all taxes shown as due thereon.  Neither the Internal Revenue
Service nor any other taxing authority or agency, domestic or foreign, is now asserting or, to the best of the knowledge of the
Old GPs, threatening to assert against the Partnership or either
Old GP any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith.
                 2.1.17     Payment of Fees.  Each Old GP and the LP
has received any and all fees, compensation and other amounts due from the Partnership and neither Old GP nor the LP is owed any fees, compensation or other amounts from the Partnership (except for rights, if any, to indemnification under the Partnership
Agreement and rights to fees or other amounts which are accrued in respect of any period on or prior to, and unpaid as of, the date of this Agreement (it being understood and agreed that the Purchaser shall cause the Partnership to pay the Managing GP all such accrued and unpaid fees or other amounts at such time as fees or other amounts in respect of such period are paid by the Partnership to the Purchaser or its affiliates)).
                 2.1.18     Books and Records.  Each Old GP has
delivered or shall deliver to the Purchaser all books and records, or copies thereof, relating to the Assets, which books and records, or copies thereof, are the only books and records necessary to enable the Purchaser and its affiliates to carry on the activities of the manager's general partner and associate general partner of the Partnership in accordance with the Partnership Agreement.
                 2.1.19 Cash and Fees. At the date of this Agreement, the amount of the Partnership's cash and cash equivalents is not less than $2,150,000, and the amount of the accrued and unpaid fees and other amounts referred to in the parentheses in section 2.1.17 is not greater than $63,000.
           2.2   Representations and Warranties of the Purchaser.
The Purchaser represents and warrants to the Old GPs and the LP as follows:
                 2.2.1      Organization and Good Standing.  Each of
the Purchaser and its affiliates that is a party to this Agreement or the Other Agreements is a limited liability company validly existing and in good standing under the law of the state of Nevada and has the requisite power and authority to conduct its business in the manner now conducted.
                 2.2.2      Authority; Power.  The execution and
delivery of this Agreement and the Other Agreements and the
consummation of the transactions contemplated by this Agreement and the Other Agreements have been duly and validly authorized by all necessary action on the part of the Purchaser and its affiliates.
Each of the Purchaser and its affiliates that is a party to this Agreement or the Other Agreements has the power and authority to enter into, deliver and perform this Agreement and the Other
Agreements to which it is a party and to own the Assets transferred to it hereby and thereby, and this Agreement and the Other
Agreements are the legal, valid and binding obligations of the
Purchaser and its affiliates enforceable against them in accordance with their respective terms.
                 2.2.3      Consents and Approvals; No Violation
                      (a)   No consent, waiver, approval or
authorization of, or filing, registration or qualification with, any governmental or regulatory authority that, if not made or obtained would materially adversely affect the Purchaser's or its affiliates' ability to perform their respective obligations under this Agreement or the Other Agreements, is required to be made or obtained by the Purchaser or its affiliates in connection with the execution, delivery and performance of this Agreement and the Other Agreements by the Purchaser and its affiliates.
                      (b)   None of the execution, delivery or
performance of this Agreement or the Other Agreements does or will, with or without the giving of notice, lapse of time or both, (i)
result in any violation of or conflict with or constitute a default under any term or provision of the organizational documents of the Purchaser or its affiliates or any judgment, decree, order, law, statute, injunction, rule, regulation, governmental license or permit applicable to the Purchaser or its affiliates or of any material note, bond, mortgage, indenture, lease, license,
franchise, agreement or other instrument or obligation to which the Purchaser or any of its affiliates is bound; (ii) result in the creation of any material Lien upon any of the properties or assets of the Purchaser or any of its affiliates; or (iii) constitute a default under, or result in the termination, acceleration,
amendment or modification of, any material contract, agreement, arrangement, commitment or plan to which the Purchaser or any of its affiliates is a party, or by which the Purchaser or any of its affiliates may be subject or bound, which, in any such case, would have a material adverse effect on the Purchaser or any of its affiliates.
                 2.2.4 Investment Intent. The Purchaser and its affiliates are acquiring the Partnership interests being purchased by them under this Agreement and the Other Agreements for the purpose of investment only and not with a view to or for sale in connection with any distribution.
                 2.2.5      No Brokers' or Other Fees.  No broker,
finder or investment banker is entitled to any brokerage, finder or other fee or commission in connection with the transactions
contemplated by this Agreement or the Other Agreements based upon arrangements made by or on behalf of the Purchaser or its affiliates.
     3.    Certain Other Matters
           3.1 Amendment of Certificate. Immediately after the execution and delivery of this Agreement, the Old GPs and the
Purchaser shall execute or cause to be executed and shall cause to be filed an appropriate amendment to the certificate of limited partnership of the Partnership reflecting (a) the admission of the Purchaser as the managing general partner of the Partnership and the admission of an affiliate of the Purchaser as a limited partner of the Partnership; and (b) the withdrawal of the Managing GP as managing general partner and the LP as a limited partner of the Partnership. Promptly after the execution and delivery of this Agreement, the Old GPs shall give, or cause to be given, the notices required pursuant to sections 15.13 and 17.26 of the
Partnership Agreement, and, 61 days after giving the notice
required pursuant to section 17.2 of the Partnership Agreement, the
Old GPs and the Purchaser shall execute or cause to be executed and shall cause to be filed a further appropriate amendment to the certificate of limited partnership of the Partnership reflecting
(y) the admission of an affiliate of the Purchaser as the associate general partner of the Partnership; and (z) the withdrawal of the Associate GP as the associate general partner of the Partnership.
The Old GPs and the Purchaser further agree to execute, or cause to be executed, and cause to be filed each such amendment or similar document reflecting such withdrawals and admissions with the appropriate authority in any jurisdiction in which such filing is required.
           3.2 Tax Matters Partner. The Old GPs shall certify in accordance with the provisions of Treasury Regulation
Section 301.6231(a)(7)-1T(d) that the Purchaser or a person designated by the Purchaser is the Tax Matters Partner (within the meaning of
Section 6231 of the Internal Revenue Code) of the Partnership for all periods from and after the date of this Agreement.
           3.3   Modification of Partnership Agreement.  The
Purchaser shall not, and shall not permit its affiliate to,  modify or amend the indemnification provisions of the Partnership
Agreement, to the extent any such change would affect the
indemnification rights at the date of this Agreement with respect to matters occurring on or prior to the date of this Agreement.
           3.4   Books and Records; Access.  The Purchaser shall
cause the Partnership to afford the Old GPs and their affiliates and agents reasonable access to the properties, books and records of the Partnership to the extent necessary to permit them to determine any matter relating to the Partnership with respect to any period on or before the date of this Agreement.
           3.5   Certain Required Payments.   If an Old GP or any of
its affiliates or any predecessor in interest to an Old GP as a general partner of the Partnership (including, without limitation, the Sponsor of the Partnership) is required at any time to make any payment pursuant to the last sentence of section 9.1 of the Partnership Agreement (a "Section 9.1 Payment"), the Purchaser shall pay the Managing GP an amount, if any, equal to a fraction of the Section 9.1 Payment determined by dividing the aggregate amount of all Front End Fees, Partnership Management Fees, Subordinated Incentive Fees and the General Partners' 1% interest in
Distributions (collectively, "Fees and 1% Distributions") paid to the Purchaser and its affiliates divided by the aggregate amount of all Fees and 1% Distributions paid to anyone at any time. If the Purchaser or any of its affiliates is required at any time to make a Section 9.1 Payment, the Managing GP shall pay the Purchaser an amount, if any, equal to a fraction of the Section 9.1 Payment determined by dividing the aggregate amount of all Fees and 1% Distributions paid to the Old GPs and their affiliates and the Old
GPs' predecessors in interest as general partners of the Partnership (including, without limitation, the Sponsor of the Partnership) divided by the aggregate amount of all Fees and 1% Distributions paid to anyone at any time.
     4.    Indemnification
           4.1   General
                 4.1.1      Subject to the provisions of this section
4, the Old GPs, jointly and severally, shall indemnify, defend and hold the Purchaser and its managers, members, successors, assigns, representatives and affiliates harmless from and against (a) any and all losses, liabilities, damages, claims, costs and expenses (including reasonable attorneys' fees and disbursements)
(collectively "Losses") based upon, arising out of or otherwise resulting from any breach of any representation, warranty, covenant or agreement, or any misrepresentation, by either Old GP under this Agreement or the Other Agreements, (b) any and all liabilities or obligations of either Old GP that is not an Assumed Liability and
(c) any and all claims or proceedings brought by the Purchaser or any of its affiliates against either Old GP or its affiliates in enforcing the terms and provisions of this Agreement or the Other Agreements.
                 4.1.2      Subject to the provisions of this section
4, the Purchaser shall indemnify and hold the Old GPs and the LP harmless from and against (a) all Losses based upon, arising out of or otherwise resulting from any breach of any representation, warranty, covenant or agreement, or any misrepresentation, by the Purchaser or its affiliates under this Agreement or the Other
Agreements, (b) the Assumed Liabilities and (c) the operation of the Partnership and ownership of the Assets after the date of this Agreement (it being expressly understood and agreed, however, that the Purchaser shall have no obligation under this section 4.1 with respect to any liabilities, obligations or commitments that derive or result from acts or omissions of the Old GPs, the LP or their affiliates that are in breach of (i) the Partnership Agreement,
(ii) the Partnership's certificate of limited partnership, (iii) any contract or commitment of the Old GPs or the LP or (iv) the Old
GPs' fiduciary duties to the Partnership and its partners).
           4.2 Exclusive Remedy. The parties agree that the remedies in this section 4 are the exclusive remedies for breach of any representation, warranty, covenant or agreement, or misrepresentation, under this Agreement or the Other Agreements.
Except as specifically set forth in this Agreement or the Other Agreements, there are no representations or warranties, express or implied, by any party in connection with the transactions contemplated by this Agreement or the Other Agreements.
           4.3 Defense of Claims by Third Parties. An indemnified party shall give the indemnifying party notice of any matter which an indemnified party has determined has given or could give rise to a right of indemnification under this Agreement, promptly after such determination. The obligations of the indemnifying party under this section 4 with respect to Losses arising from claims of any third party that are subject to the indemnification provided for in this section 4 ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions:
If any indemnified party shall receive notice of any Third Party
Claim, the indemnified party shall give the indemnifying party notice of such Third Party Claim promptly after the receipt by the indemnified party of such notice; provided, however, that the failure to provide such notice shall not release the indemnifying party from any of its obligations under this section 4, except to the extent the indemnifying party is prejudiced by such failure, and shall not relieve the indemnifying party from any other obligation or liability that it may have to an indemnified party otherwise than under this section 4. If the indemnifying party acknowledges in writing its obligation to indemnify the indemnified party hereunder against any Losses that may result from such Third
Party Claims, then the indemnifying party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice, if the indemnifying party gives prompt notice of its intention to do so to the indemnified party and provides reasonable assurance to the indemnified party of its financial ability to fulfill its indemnification obligations hereunder; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the indemnified party for the same counsel to represent both the indemnified party and the indemnifying party, then the indemnified party shall be entitled to retain its own counsel, in each jurisdiction for which the indemnified party determines counsel is required, at the expense of the indemnifying party (it being understood, however, that the indemnifying party shall continue nonetheless to control the defense of the Third Party Claim). In the event the indemnifying party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the indemnified party shall cooperate with the indemnifying party in such defense and shall cooperate with the indemnifying party in such defense and make available to the indemnifying party, at the indemnifying party's expense, all witnesses, pertinent records, materials and information in the indemnified party's possession or under the indemnified party's control relating thereto as is reasonably required by the indemnifying party.
Similarly, in the event the indemnified party is, directly or indirectly, conducting the defense against any such Third Party
Claim, the indemnifying party shall cooperate with the indemnified party in such defense and make available to the indemnified party, at the indemnifying party's expense, all such witnesses, records, materials and information in the indemnifying party's possession or under the indemnifying party's control relating thereto as is reasonably required by the indemnified party. No such Third Party
Claim may be settled by the indemnified party without the written consent of the indemnifying party.
     5.    Miscellaneous
           5.1   Governing Law.  This Agreement and the Other
Agreements shall be governed by and construed in accordance with the law of the state of New York, without giving effect to the conflicts of law principles of New York.
           5.2 Headings. The section headings in this Agreement and the Other Agreements are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement and the Other Agreements.
           5.3 Notices. All notices and other communications under this Agreement and the Other Agreements shall be in writing and shall be deemed given when delivered personally or mailed by registered mail, return receipt requested, to the parties at the following addresses (or to such other address as a party may have specified by notice given to the other parties under this provision):
                 if to an Old GP or the LP, to it:

                 c/o Wexford Management LLC
                 411 West Putnam Avenue
                 Greenwich, Connecticut 06830
                 Attention: General Counsel

                 with a copy to:

                 Proskauer Rose LLP
                 1585 Broadway
                 New York, New York 10036
                 Attention:  Herbert T. Weinstein, Esq.

                 if to the Purchaser or its affiliates, to it:

                 c/o Lawrence J. Cohen
                 Pembroke Companies, Inc.
                 1325 Avenue of the Americas, Suite 1200
                 New York, New York 10019

                 with a copy to:

                 Herrick, Feinstein LLP
                 2 Park Avenue
                 New York, New York 10016
                 Attention:  Michael Heitner, Esq.
           5.4 Separability. The invalidity or unenforceability of any provision of this Agreement or the Other Agreements shall not affect the validity or enforceability of any other provision of this Agreement or the Other Agreements, which shall remain in full force and effect.
           5.5 Waiver. The Old GPs may waive compliance by the Purchaser and its affiliates, and the Purchaser may waive compliance by the Old GPs, with any provision of this Agreement or the Other Agreements. No waiver of, or delay in enforcing, any provision shall be construed as a waiver of that or any other provision. Any waiver must be in writing.
           5.6 No Third Party Beneficiaries. This Agreement and the Other Agreements shall inure to the benefit of the parties and their respective successors and assignees. Nothing in this Agreement or the Other Agreements shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement or the Other Agreements.
           5.7 No Personal Liability. Nothing in this Agreement or the Other Agreements shall, or shall be deemed or interpreted to, impose on any party other than the named parties to this Agreement and the Other Agreements any liability or obligation.
           5.8 Counterparts. This Agreement and the Other Agreements may be executed in counterparts, each of which shall be an original, but which together shall constitute one and the same agreement.
           5.9 Entire Agreement. This Agreement and the Other Agreements (with their respective schedules) contain, and are intended as, a complete statement of all the terms of the arrangements among the parties with respect to the matters provided for, supersede any previous agreements and understandings among the parties with respect to those mattes and cannot be changed or terminated orally.

                                   RESOURCES HIGH CASH, INC.


                                   By:________________________________



                                   PRESIDIO AGP CORP.


                                   By:________________________________


                                   PEMBROKE HCP LLC

                                   By: Pembroke Companies, Inc.


                                   By:________________________________
                                   Lawrence J. Cohen